AMENDED AND RESTATED BYLAWS
OF
PARK PLACE ENERGY CORP.
(AS OF JANUARY 13, 2014)

ARTICLE 1. OFFICES

            SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation in the State of Nevada shall be in the City of Las Vegas, State of Nevada.

            SECTION 1.2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE 2. STOCKHOLDERS’ MEETINGS

            SECTION 2.1. PLACE OF MEETINGS. Meetings of the stockholders of the corporation (the “stockholders”) shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 1.2.

            SECTION 2.2. ANNUAL MEETINGS.

            (a) Annual meetings of the stockholders, for the purpose of election of directors of the corporation (“directors”) and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Failure to hold an annual meeting shall not work to dissolve the corporation or pierce the corporate veil other than as required by applicable law. If directors are not elected during any calendar year, the corporation shall not for that reason be dissolved, but every director shall continue to hold office and discharge his duties until his or her successor has been elected.

            (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation (the “Secretary”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2(b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.2(b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

            (c) For purposes of this Section 2.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

            SECTION 2.3. SPECIAL MEETINGS.

            (a) Special meetings of the stockholders may be called, for any purpose or purposes, by (i) the Chief Executive Officer, or if one has not been elected, the President, (ii) the Board of Directors pursuant to a resolution adopted by a majority of the directors in office , or (iii) by stockholders owning of record at least twenty percent (20%) of the aggregate voting power of the issued and outstanding shares of capital stock of the corporation (“Shares”), and shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

            (b) If a special meeting is called by any person or persons other than the Chief Executive Officer, the President or the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by electronic or facsimile transmission to the Chief Executive Officer, the President, or the Secretary. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer of the corporation (“officer”) receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Chief Executive Officer, the President, or the Board of Directors may be held.

            SECTION 2.4. NOTICE OF MEETINGS. Except as otherwise provided by law or the corporation’s articles of incorporation (the “Articles of Incorporation”), written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

            SECTION 2.5. QUORUM; PLURALITY VOTE FOR ELECTION OF DIRECTORS; DIRECTOR ELIGIBILITY.

            (a) At all meetings of stockholders, except where a greater requirement is provided by law or by the Articles of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of forty percent (40%) of the issued and outstanding Shares entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the Shares represented and entitled to vote thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that directors shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Articles of Incorporation or these Bylaws, a majority of the outstanding Shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by law or by the Articles of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of Shares of such class or classes or series shall be the act of such class or classes or series.

            (b) Only persons who are confirmed in accordance with the procedures set forth in this Section 2.5(b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.5(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary in accordance with the provisions of Section 2.2(b). Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of Shares that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 2.2(b). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5(b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

            SECTION 2.6. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the Shares entitled to vote thereat, excluding abstentions. When a meeting is adjourned to another time or place, subject to the last sentence of this Section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            SECTION 2.7. VOTING RIGHTS. Notwithstanding anything in these Bylaws to the contrary, for the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names Shares having voting power stand on the stock records of the corporation on the record date, as provided in Section 2.9, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after six (6) months from its date of creation unless the proxy provides for a longer period.

            SECTION 2.8. JOINT OWNERS OF STOCK. If Shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same Shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

            SECTION 2.9. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of Shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

            SECTION 2.10. ACTION WITHOUT MEETING.

            (a) Unless otherwise restricted by the Articles of Incorporation or applicable law, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted. The writing or writings shall be delivered to the corporation by delivery to its registered office in the State of Nevada or its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

            (b) Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided, however, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

            SECTION 2.11. ORGANIZATION.

            (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

            (b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

            SECTION 2.12. REMOTE MEETINGS. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, upon the approval of the Board of Directors or any committee thereof, meetings of the stockholders may be conducted by means of any communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE 3. DIRECTORS

            SECTION 3.1. NUMBER AND QUALIFICATION. The authorized number of directors of the corporation shall be not less than one (1) nor more than thirteen (13), as fixed from time to time by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent directors. Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

            SECTION 3.2. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

            SECTION 3.3. ELECTION AND TERM OF OFFICE OF DIRECTORS. Members of the Board of Directors shall be elected by the stockholders at their annual meeting each year (by a plurality of votes as provided in Section 2.5) and shall hold office until their successors have been duly elected and qualified. If, for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

            SECTION 3.4. VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholder vote, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.4 in the case of the death, removal or resignation of any director.

            SECTION 3.5. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary, such resignation to specify whether it will be effective at the time specified therein, upon receipt thereof or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

            SECTION 3.6. REMOVAL. Subject to the Articles of Incorporation, any director may be removed by (a) the affirmative vote of the holders of a majority of the outstanding Shares then entitled to vote at an election of directors, with or without cause; or (b) the affirmative and unanimous vote of the directors, with the exception of the vote of the director or directors to be removed, with or without cause.

            SECTION 3.7. MEETINGS.

            (a) REGULAR MEETINGS. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any place within or without the State of Nevada that has been designated by resolution of the Board of Directors or the written consent of all directors.

            (b) SPECIAL MEETINGS. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chief Executive Officer, or the President and shall be called by the Chief Executive Officer, the President or the Secretary on the written request of two (2) directors.

            (c) TELEPHONE AND REMOTE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            (d) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, facsimile, or electronic mail, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every such notice shall state the time and place but need not state the purpose of the meeting.

            (e) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

            SECTION 3.8. QUORUM AND VOTING.

            (a) Unless the Articles of Incorporation requires a greater number and except with respect to indemnification questions arising under Article 8, for which a quorum shall be one-third (1/3) of the number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation; provided, however, that at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

            (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

            SECTION 3.9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

            SECTION 3.10. FEES AND COMPENSATION. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee as director. No such payment shall preclude any director from serving the corporation in any other capacity as an officer, agent, employee, consultant or otherwise and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            SECTION 3.11. BOARD COMMITTEES.

            (a) COMMITTEES. The Board of Directors may designate one or more committees of the Board of Directors (each a “committee”), each committee to consist of one or more directors. The Board of Directors shall have the power at any time to create additional committees, to change the membership of, to increase or decrease the membership of, to fill all vacancies in and to discharge any such committee, or any member thereof, either with or without cause. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent of any such absent or disqualified member. Except as otherwise specifically prohibited by law, any such committee, to the extent provided in the resolutions of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (including the power and authority to designate other committees), and may authorize the seal of the corporation to be affixed to all papers that may require it.

            (b) EXECUTIVE COMMITTEE. The Board of Directors may, if it so chooses, designate one or more of its members to constitute members or alternate members of an executive committee of the Board of Directors, which committee shall have and may exercise, between meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, subject to the limitations set forth in Section 3.11(a).

            (c) COMMITTEE MEETINGS. Regular meetings of any committee may be held at such times and places (if any) as shall be fixed by the chairman of the committee or by resolution adopted by a majority of the members thereof, or in such other manner as provided by the Board of Directors in the committee’s charter, unless the Board of Directors otherwise provides. Special meetings of any committee shall be called by the chairman of the committee or in such other manner as provided by the Board of Directors in the committee’s charter or by resolution adopted by the majority of the members of the committee. Any special meeting of any committee shall be a legal meeting without any notice thereof having been given if all the members thereof shall be present in person or by any of the means designated in Section 3.7(d) as constituting presence in person at the meeting.

            (d) QUORUM. A majority of any committee shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise provided in Section 3.11(a). Any committee may adopt such rules and regulations not inconsistent with the Articles of Incorporation, these Bylaws, or applicable law for the conduct of its meetings as the committee may deem proper. All committees shall keep written minutes of their proceedings, copies of which are to be filed with the Secretary, and shall report on such proceeding to the Board of Directors.

            (e) NOTICE. Unless otherwise provided by these Bylaws or any such rules or resolutions that may be adopted by the committee, notice of the time and place (if any) of any meeting of a committee shall be given to each member of such committee as provided in Section 3.7(e) with respect to notices of meetings of the Board of Directors.

            SECTION 3.12. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if one has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE 4. OFFICERS

            SECTION 4.1. OFFICERS DESIGNATED. The officers of the corporation shall be appointed by the Board of Directors and shall include the President, the Secretary, and the Treasurer. The Board of Directors may also appoint a chief executive officer, a chief financial officer, and one or more vice presidents, assistant secretaries, assistant treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

            SECTION 4.2. TENURE AND DUTIES OF OFFICERS.

            (a) GENERAL. All officers shall hold office until their successors shall have been duly elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors.

            (b) DUTIES OF CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is appointed, shall be the chief executive officer of the corporation, shall preside, if present, and in the absence of the chairman of the board, at all meetings of the Board of Directors, if he is then a member of the Board of Directors, and at all meetings of the stockholders, and shall have general and active management of the business and officers of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

            (b) DUTIES OF PRESIDENT. The President shall, in the absence of a designated Chief Executive Officer, be the Chief Executive Officer of the corporation, shall preside, if present, and in the absence of the chairman of the board and Chief Executive Officer, at all meetings of the Board of Directors, if he is then a member of the Board of Directors, and at all meetings of the stockholders, and, under the direction of any separately designated Chief Executive Officer, shall have general and active management of the business and officers of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

            (c) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation and shall perform like duties for the standing committees when required . The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The Secretary shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

            (d) DUTIES OF TREASURER. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Treasurer, subject to the order of the Board of Directors, the Chief Executive Officer and the President, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

            SECTION 4.3. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

            SECTION 4.4. RESIGNATIONS. Subject at all times to the right of removal as provided in Section 4.5, any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the Chief Executive Officer or President or, in the event of the resignation of the Chief Executive Officer or President, the Board of Directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

            SECTION 4.5. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer, or if one has not been designated, by the President.

ARTICLE 5. EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

            SECTION 5.1. EXECUTION OF CORPORATE INSTRUMENTS.

            (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

            (b) All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

            (c) Unless authorized in these Bylaws or authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            SECTION 5.2. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, or any Vice President.

ARTICLE 6. SHARES

            SECTION 6.1. FORM AND EXECUTION OF CERTIFICATES. Share certificates shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every stockholder shall be entitled to have a certificate signed by or in the name of the corporation by the Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of Shares owned by him in the corporation, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the corporation may be uncertificated. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the Shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this Section 6.1 a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

            SECTION 6.2. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

            SECTION 6.3. TRANSFERS.

            (a) Transfers of record of Shares shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of Shares.

            (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of Shares of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada General Corporation Law.

            SECTION 6.4. FIXING RECORD DATES.

            (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

            SECTION 6.5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by Nevada law.

ARTICLE 7. OTHER SECURITIES OF THE CORPORATION

            SECTION 7.1. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than Share certificates (covered in Section 6.1), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer (if one has been elected) or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE 8. IMMUNITY AND INDEMNIFICATION

            SECTION 8.1. DIRECTOR IMMUNITY. Directors will be immune from monetary liabilities to the fullest extent not prohibited by Nevada law. Excepted from that immunity are:

  a willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest;
  a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
  a transaction from which the director derived an improper personal profit; and
  willful misconduct.

            SECTION 8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            (a) INDEMNIFICATION. The corporation shall indemnify any person who was or is a director, trustee, or officer of the corporation who is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, or officer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

            (b) INDEMNIFICATION - DERIVATIVE ACTION. The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to amounts paid in settlement, the settlement of any suit or action was in the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not of itself create presumption that the person did not action in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation.

            (c) SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Section 8.2(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

            (d) AUTHORIZATION. Any indemnification under Section 8.2(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.2(a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, by a majority vote of directors who were not parties to such action, suit or proceeding, or (iii) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (iv) by the stockholders. Anyone making such a determination under this Section 8.2(d) may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

            (e) ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8.2(d) upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall be ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Section 8.2.

            (f) NONEXCLUSIVITY. The indemnification provided in this Section 8.2 shall not deemed to be exclusive of any other rights to which those indemnified my be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE 9. NOTICES; WRITINGS; ELECTRONIC TRANSMISSION

            SECTION 9.1. METHOD. Except as otherwise specifically provided in these Bylaws or the Articles of Incorporation or required by law, all notices required to be given to any director, officer or stockholder shall be given in writing, by hand delivery or mail, addressed to such director, officer or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be hand delivered or deposited in the United States mail. Except as otherwise required by law, notice to directors may instead be given in accordance with Sections 3.7(e) and 9.3.

SECTION 9.2. NOTICES TO STOCKHOLDERS.

            (a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, to the extent permitted by law, any notice to stockholders given by the corporation under any provision of law, the Articles of incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

            (b) Notice given pursuant to subsection (a) of this section shall be deemed given:

            (1) If by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

            (2) If by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

            (3) If by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

            (4) If by any other form of electronic transmission, when directed to the stockholder.

            SECTION 9.3. NOTICES TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in Section 9.1, or by facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), any other form of electronic transmission pursuant to which the director has consented to receive notice, or overnight delivery, or may be given personally or by telephone, at least twenty-four (24) hours before the meeting is to be held, except that any notice that is given by the method stated in Section 9.1 or by overnight delivery shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

            SECTION 9.4. AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

            SECTION 9.5. TIME NOTICES DEEMED GIVEN. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, or electronic mail or other electronic transmission shall be deemed to have been given as of the sending time recorded at time of transmission.

            SECTION 9.6. FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

            SECTION 9.7. NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL. Whenever notice is required to be given under any provision of law or of the Articles of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

            SECTION 9.8. NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given under any provision of law or the Articles of Incorporation or these Bylaws to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting that shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Nevada General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this Section.

            SECTION 9.9. ELECTRONIC TRANSMISSION. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE 10. AMENDMENTS

            SECTION 10.1. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of directors then in office, voting in favor thereof, at any meeting of the Board of Directors, unless otherwise provided by the Articles of Incorporation, these Bylaws, or applicable law. The stockholders shall have the power to adopt, amend, or repeal any provisions of these Bylaws by the vote specified in Section 2.5.

ARTICLE 11. GENERAL PROVISIONS

            SECTION 11.1. CORPORATE SEAL. If the corporation has a corporate seal, it shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Nevada.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The existence and use of a corporate seal is optional. Nonuse of a seal shall not in any way affect the legality of any document to which the corporation is a party.

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            SECTION 11.2. DECLARATION OF DIVIDENDS. Dividends upon the Shares, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in Shares, subject to the provisions of the Articles of Incorporation.

            SECTION 11.3. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

            SECTION 11.4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

            SECTION 11.5. SECTION REFERENCES. Unless otherwise indicated, all references in these Bylaws to a Section or Article are to the Section or Article of these Bylaws.

            SECTION 11.6. GENDER. Throughout these Bylaws, unless the context clearly requires a different interpretation, all references to “he” or “him” or “his” shall be read to mean “he or she,” “him or her,” or “his or hers,” respectively.

            SECTION 11.7. EFFECTIVE DATE. These Bylaws shall be effective as of January 13, 2014.